Arthur
                                    Andersen

                                             ---------------------------
                                             Arthur Andersen LLP


                                             ---------------------------
                                             Suite 3800
                                             100 North Tryon Street
                                             Charlotte, NC  28202-4000
                                             704 332 0092



October 16, 1996



Securities and Exchange Commission
450 5th Street, NW
Washington, DC  20549




To Whom It May Concern:

We have read Item 4 (except for paragraphs 3 and 6) included in the attached Form 8-K dated October 15, 1996 of Retail Equity Partners Limited Partnership to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,


Arthur Andersen LLP